UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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LaSalle Hotel Properties

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On March 17, 2009, LaSalle Hotel Properties posted an investor presentation with its other proxy materials in connection with the 2009 Annual Meeting of Shareholders. The presentation can be viewed online at www.viewmaterial.com/LHO. A copy of the presentation is attached hereto.

2009 Equity Incentive Plan and the Compensation Committee’s Compensation Philosophy * * * *

The Equity Plan
The Equity Plan
The Board recommends approval of the 2009 Equity Incentive Plan as it is critical in hiring and maintaining high quality employees, while providing alignment of management’s interest with those of shareholders
The 1998 Equity Incentive Plan expired in the second half of 2008, so no equity grants were made in
2008 for 2009 compensation
The absence of an equity incentive plan will require an increase in cash payments to employees to maintain competitive pay structure, contrary to the Company’s current financial plan to maximize financial liquidity
The 2009 Equity Incentive Plan would have 1.8 million shares or 6% Shareholder Value Transfer which is consistent with similar proposals from the Company’s peer group
The Company’s historical 3-year average burn rate is .71%, significantly lower than the RiskMetrics
Group’s recommended limit of 2.05% for its peer group (GIC 4040)
The annual increase in CEO compensation in 2008 from 2007 was more than 50% tied to performance based
compensation,
and
of the equity grants issued, more than 50% were performance based awards
(this does not include change in compensation related to the succession plan put in place by the Board in June 2008)
The plan does not allow for any re-pricing of options
The plan does not include a liberal definition of change in control
The plan places an individual award limit of 500,000 shares that may be granted during any one fiscal year

Historical Equity Grants
Historical Equity Grants
The company has been judicious in the award of equity compensation as reflected in its reasonable overhang, which is 5.92% on a fully diluted shares outstanding basis and 6.30% on basic shares outstanding basis.
The Company’s run rate for grant activity
(1)
(including grants related to succession planning) has been
less than 1% in each of the past three fiscal years:
(1) Grant activity does not include performance shares as none have been earned.  The Company awarded 31,490 shares, 45,376 shares and 212,500 shares in 2006, 2007 and 2008 respectively.
The time based awards vest over a 3-5 year period
The performance based awards were based on a 3-year measurement period with additional vesting of
0-2 years after the awards were earned
The performance measurements for the performance awards historically have been:
40% based on total return performance versus the NAREIT Equity Index with the Company’s performance in at least the top 60% to earn any shares
40% based on total return performance versus the Company’s peer set (consisting of 6 competitors) with the Company’s performance to be in at least the top 60% to earn any shares
20% based on the Company’s total return performance with a Company total return performance over the 3-year measurement period of at least 22.5% to earn any shares
Full Value Awards granted Shares Outstanding Run Rate
Fiscal Year 2008 338,370 40,172,942 0.84%
Fiscal Year 2007 55,390 40,113,388 0.14%
Fiscal Year 2006 174,739 39,667,917 0.44%

Company’s Long-term Performance
Company’s Long-term Performance
The Company was the top performing REIT of all REITs (over 100 REITS existed at that time) in 2004 regardless of sector based on total return for 2004
The Company had the highest total shareholder return versus its peers from the
Company’s IPO in 1998 through December 31, 2008
The Company had the highest total shareholder return versus its peers over the 5 year period ending December 31, 2008
The Company outperformed both S&P 500 and NASDAQ in total return since its IPO through December 31, 2008 and approximately the same as the Russell 2000
The Company had a total return above the average for its peers over the 3 year period ending December 31, 2008
The Company had a total return above the average for its peers over the year ending
December 31, 2008

Committee’s Philosophy on Named Executive’s Compensation
Committee’s Philosophy on Named Executive’s Compensation
Total compensation package should promote pay for performance and be competitive to attract and retain top-level executives
Equity compensation is critical in attracting and retaining superior executives and creating alignment of their interests with that of shareholders
Compensation package should be:
Payable over a longer period than one year
Depend on the Company’s performance relative to other REITs
Depend on total compensation paid by REITs similar to the Company by size or by industry
Depend on total shareholder return
The majority of total compensation should be directly linked to relative performance basis and actual performance of the Company
Compensation and performance of executives should be evaluated on the basis of the Company’s long-term performance in conjunction with current year performance
The Compensation Committee has the sole authority to hire or fire compensation consultants
Stock ownership guidelines
CEO -– 5x salary
COO and CFO — 3x salary

CEO Compensation
CEO Compensation
In 2006, the Committee had Towers Perrin prepare a report of CEO compensation for the Company’s peers and other REITS of similar enterprise value and make package structure recommendations
Target Compensation
Salary
24%
Target Bonus (can receive 0-200% of target)
24%
Performance based on FFO per share versus budget, FFO per share versus peers and
MBOs
Time-Based Stock Award
25%
Normal vesting over 3 years
Performance-Based Stock Award (can receive 0-200% of target)
27%
Performance based on total return versus REIT Equity Index, peers and absolute return for the Company over a 3-year period

Current CEO
Current CEO
Jon Bortz has served as CEO for the Company since it went public in 1998
The Board and Compensation Committee believe that Jon Bortz has done a superior job in directing the Company since it went public
Named CEO of the Year based on pay-for-performance in 2007 by HVS
Ranked as 4
th
best REIT CEO in 2007 out of all REIT CEOs regardless of sector by
Institutional Investor Magazine based on survey of REIT analysts and investors
Member of the Executive Committee and Chair of the Audit Committee for the NAREIT
Board of Governors
Total target compensation has historically been below the mean and median compensation for CEOs of hotel REITs based on NAREIT’s Annual Compensation
Survey

Succession Plan
Succession Plan
In the second quarter of 2008, the Board and Compensation Committee put in place a succession plan in light of Jon Bortz’s desire to retire from his current role of CEO
The Board and Compensation Committee believe that with a Company of less than 30 employees the CEO position is critical to the success of the Company and an orderly transition of the CEO role is an absolute necessity
The Board and the Compensation Committee had a strong desire to maintain continuity of the current management team and to have a successful transition of the role of CEO to Michael
Barnello, the COO of the Company since it went public in 1998
The Board and the Compensation Committee preferred to have a 2-year time period for the transition, to increase the preparation of Michael Barnello for his new role
To incent and pay Jon Bortz to remain with the Company through the transition period, the
Compensation Committee (with Board approval) increased his cash compensation and provided him a one-time additional equity grant of 100,000 shares
Though the mix of shares (75,000 time based and 25,000 performance based, both have 3-year cliff vesting requirement) related to the transition plan was a deviation from the normal policy of having more shares come from performance based shares, the Board and Compensation Committee believed it was prudent to provide the shares in this mix to provide better assurance that Jon Bortz remained with the Company through the transition period
Details of the transition plan and related compensation changes are provided in the Company’s 2009
Proxy Statement and Current Reports on Form 8-K filed at the time the succession plan was put in place